EXHIBIT 99.10(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement No. 33-6486 of our report dated February 20, 2002 included in Mutual of America Investment Corporation's Annual Report to Shareholders for the year ended December 31, 2001 and to all references to our Firm included in or made a part of Registration Statement No. 33-6486.

                                                     ARTHUR ANDERSEN LLP

New York, New York
April 22, 2002